EXHIBIT 10.31

SunLink Health Systems, Inc.

Executive Bonus Plan

SunLink Health Systems, Inc. (“Company”) has established the Executive Bonus Plan (“Bonus Plan”) to reward executives of the Company and its affiliates for their contributions to the successful achievement of certain short-term corporate goals and objectives. The Compensation Committee of the Company’s Board of Directors (“Committee”), in its discretion, is authorized to establish the targets to be achieved, the rewards to be paid, and the executives eligible to participate under the Bonus Plan and communicates in writing such targets and rewards to participating executives. The Committee may base bonus payments for a given fiscal year on the achievement of specific predetermined financial targets, on the Committee’s evaluation of the executive’s performance in specific qualitative areas, or on any combination thereof. In providing for participation and potential awards under the Bonus Plan, the Committee may employ weighted or unweighted criteria and may include awards that are non-discretionary upon the achievement of specified targets, awards that are discretionary—whether based on objective or subjective criteria or any combination thereof. In providing for participation and potential awards under the Bonus Plan, the Committee may provide for tiered awards based on performance at threshold, target and maximum award levels. All targets established by the Committee are intended to be sufficiently uncertain to be met so as to constitute a substantial risk of forfeiture within the meaning of Internal Revenue Code Section 409A. The Committee shall retain records documenting the targets, bonuses, participation, and results for each year.

Awards are to be paid in cash as promptly as practicable following the certification of the Company’s financial results for the applicable fiscal year; provided, however, that all awards are required to be paid no later than March 15 of the year following the end of the Company’s fiscal year to which the award relates.

The Bonus Plan is provided at the discretion of the Company, and may be modified or terminated by the Company acting through the Committee or the Company’s Board of Directors at any time.